Exhibit 10.3

RESTRICTED STOCK AGREEMENT

for the

J. B. HUNT TRANSPORT SERVICES, INC.

AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

THIS  Restricted Stock Agreement (“Agreement”) made as of                      by and between J. B. Hunt Transport Services, Inc. (“Company”) and                                     (“Recipient”):

WHEREAS, the Company maintains the J.B. Hunt Transport Services, Inc. Amended and Restated Management Incentive Plan (the “Plan”) under which the Company’s Compensation Committee of the Board of Directors (“Committee”) may, among other things, award shares of the Company’s $.01 par value Common Stock (“Common Stock”) to such members of the Company’s management as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

WHEREAS, pursuant to the Plan, the Committee has awarded to Recipient a Restricted Stock Award (“Award”) conditioned upon the execution by the Company and the Recipient of this Agreement setting forth all the terms and conditions applicable to such Award in accordance with the laws of the State of Arkansas;

THEREFORE, in consideration of the past services of the Recipient and the mutual promises and covenants contained herein it is hereby agreed as follows:

1.                                      AWARD OF SHARES:

Under the terms of the Plan, the Committee has awarded to the Recipient an Award on                                 (“Award Date”), for                      shares of Common Stock subject to the terms, conditions and restrictions set forth in this Agreement.  There will be no purchase price required by the Recipient in connection with this transaction.

2.                                      AWARD RESTRICTIONS:

The Award vests as described below and each vested portion of the Award shall expire thirty (30) days after each designated vesting date.

Upon each vesting date and upon satisfaction of the requirements of Paragraph 8, the Company shall cause a stock certificate to be delivered, without legend, in an amount reflecting the number of shares vested and registered on the Company’s books in the name of the Recipient or the Recipient’s beneficiary.  Upon receipt of such stock certificate, the Recipient or beneficiary are free, upon compliance with applicable law, to hold or dispose of such certificate at will.

During the vesting period, those shares covered by the Award, but not vested, are not transferable by the Recipient by means of sale, assignment, exchange, pledge or otherwise.  However, during the vesting period, the Recipient does have the right to tender for sale or exchange with the Company’s written consent, any such shares in the event of any tender offer within the meaning of Section 14(d) of the Securities Exchange Act of 1934.

3.                                      ADMINISTRATION OF AWARD:

The Restricted Stock shall be maintained in a book-entry account (the “Account”) by and at the Company’s transfer agent until the restrictions associated with such Restricted Stock expire pursuant to Sections 2, 4 or 8.  The Recipient shall execute and deliver to the transfer agent one or more stock powers in blank for the Restricted Stock.  The Recipient hereby agrees that the transfer agent shall maintain such Account and the related stock power(s) pursuant to the terms of this Agreement until such restrictions expire pursuant to Sections 2 or 4.   The shares of Restricted Stock subject to these Awards are not eligible for dividend distributions (other than adjustments described in Paragraph 5), not eligible to be voted and not eligible to be enrolled in any dividend re-investment program until the restrictions thereon expire.

The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement.  All such Committee determinations shall be final, conclusive and binding upon the Company, the Recipient, and any and all interested parties.

4.                                      EMPLOYMENT TERMINATION:

Termination of the Recipient’s employment with the Company for any reason other than death or disability, shall result in forfeiture of the Award on the date of termination to the extent not already vested.  If the Recipient terminates employment with the Company due to death or disability during the vesting period, that Award, to the extent not already vested, shall vest in full as of the date of such termination.  If the Recipient’s employment terminates on account of “early retirement” (as defined by the Committee), or under special circumstances determined by the Committee, the Award, to the extent not already vested, may be vested in full or in parts as determined by the Committee. The Recipient may designate a beneficiary to receive the stock certificate representing that portion of the Award automatically vested upon death.  The Recipient has the right to change such beneficiary designation at will.

5.                                      ADJUSTMENT OF SHARES FOR RECAPITALIZATION, ETC.

In the event there is any change in the outstanding Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, there shall be substituted for or added to each share of Stock theretofore appropriated or thereafter subject, or which may become subject, to this Award, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.  Adjustment under the preceding provisions of this Section 5 will occur automatically upon any such change in the outstanding Stock of the Company.  No fractional interest will be issued under the Plan on account of any such adjustment.

6.                                      COMPANY RECORDS

Records of the Company or its Subsidiaries or Affiliates regarding any period(s) of service, termination of service and the reason therefore, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

7.                                      NO LIABILITY FOR GOOD FAITH DETERMINATION.

The members of the Board and the Committee shall not be liable for any act, omission, interpretation or determination taken or made in good faith with respect to this Agreement or the Restricted Stock granted hereunder and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

8.                                      WITHHOLDING TAXES.

The Company will require the Recipient receiving the shares of Common Stock under an Award, to reimburse the Company for such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed.  The Recipient may satisfy the withholding obligation using cash or Company Common Stock owned (other than through this Award) by the Recipient for at least six months prior to the vesting date.

9.                                      IMPACT ON OTHER BENEFITS:

The value of the Award (either on the Award Date or at the time the shares are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

10.                               ACCELERATION OF VESTING:

Notwithstanding anything contained in this Agreement to the contrary, in the event that, at any time following the date of a “change of control” (as hereinafter defined)  (i) a Recipient’s employment with the Company or one of its subsidiaries terminates as a result of such Recipient’s retirement, termination without “just cause” (as hereinafter defined) by the Company or one of its subsidiaries, or resignation by the Recipient for good reason; or (ii) with respect to a recipient employed by one of the Company’s subsidiaries, a “sale transaction” (as hereinafter defined) is effected; then all vesting restrictions on any shares of the Company’s Common Stock or acquiring Company Common Stock awarded to that participant under this Agreement shall immediately lapse and such shares shall be vested.

For purposes of this Plan, “just cause” shall mean the willful and continued failure of a Recipient to substantially perform his duties with the Company or one of its subsidiaries after a written demand for substantial performance is delivered to such participant by the Board of Directors of the Company, or its subsidiary, which specifically identifies the manner in which the board believes that such participant has not substantially performed his duties; or willful misconduct by the Recipient materially injures the Company or its subsidiaries monetarily or otherwise (it being understood that no act, or failure to act, on the part of a recipient shall be considered “willful” unless done, or omitted to be done, by such Recipient in bad faith and with knowledge that the action or omission was not in the best interest of the Company or such subsidiary).

“Sale transaction” shall mean, with respect to an employee of one of the Company’s subsidiaries, the direct or indirect sale or other disposition by the Company of in excess of fifty percent (50%) of the voting capital stock of such subsidiary, the complete liquidation of such subsidiary, or the sale by such subsidiary or all or substantially all of its assets.

For purposes of this Paragraph 10, “change of control” means:

(1)           Any transaction involving the acquisition (“Acquisition Transaction”), by any person, corporation, partnership or other entity, or any group (collectively referred to herein as a “person”), of beneficial ownership of shares representing thirty percent (30%) or more of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”), but excluding, for this purpose, any such acquisition by (a) the Company or any of its subsidiaries or any employee benefit plan (or related trust) of the Company, or any of its subsidiaries, or (b) any corporation with respect to which immediately following such acquisition, shares representing more than fifty percent (50%) of such corporation’s Voting Securities are beneficially owned, directly or indirectly, by those persons who are the beneficial owners of the Company’s voting securities immediately prior to such acquisition; or

(2)           Persons who as of May 1, 2005 constitute the Company’s board of directors (the “Incumbent Board”) cease, for any reason, to constitute at least a majority of the board, provided that any person becoming a director of the Company subsequent to May 1, 2005 whose election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall, for the purposes of this Agreement, be considered to be a member of the Incumbent Board; or

(3)           Approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which those persons who were the beneficial owners of the Company’s voting securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, shares representing more than fifty percent (50%) of the voting securities of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this Paragraph 10, “acquisition transaction” means any of the following events:

(a)                                  A merger, reorganization or consolidation involving the Company in which the outstanding stock is converted into or exchanged for the Common Stock of another entity, provided that such other entity has not, prior to or at the time of such merger, reorganization or consolidation, directly or indirectly acquired beneficial ownership of in excess of twenty percent (20%) of the outstanding shares of the Company for consideration other than such Common Stock (such a merger, reorganization or consolidation being herein referred to as a “Stock Merger Transaction”); or

(b)                                 Any merger, reorganization or consolidation involving the Company which is not a Stock Merger Transaction and with respect to which these persons who were the beneficial owners of the Company stock immediately prior to such merger, reorganization, or consolidation, do not, following such merger, reorganization, or consolidation, beneficially own, directly or indirectly, shares representing more than fifty percent (50%) of the Common Stock of the corporation resulting from such merger, reorganization or consolidation, or a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

11.                               RIGHT TO CONTINUED EMPLOYMENT:

Nothing in this Agreement or in the Plan shall confer on a Recipient any right to continue in the employ of the Company or in any way affect the Company’s right to terminate the Recipient’s employment without prior notice at any time for any and no reason.

12.                               AMENDMENTS:

This Agreement shall be subject to the terms of the Plan as amended except that the Award that is the subject of this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the date of the award without the Recipient’s written consent.

13.                               FORCE AND EFFECT:

The various provisions of this Agreement are severable in their entirety.  Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

14.                               PREVAILING LAWS:

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Arkansas applicable to corporations and the issuance of stock by Arkansas corporations.

15.                               SUCCESSORS:

This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

16.                               NOTICE:

Unless waived by the Company, any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:

J. B. HUNT TRANSPORT SERVICES, INC.

Attention:  Kirk Thompson

P. O. Box 130

Lowell, Arkansas  72745

17.                               TERMS

Any terms used in this Agreement that are not otherwise defined shall have the meanings prescribed to them in the Plan.

18.                               ENTIRE AGREEMENT:

This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties.  No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

IN WITNESS THEREOF, the parties have signed this Agreement as of the date hereof.

J. B. HUNT TRANSPORT SERVICES, INC.

By:
Kirk Thompson
President and Chief Executive Officer

Recipient: